UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

California	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

682-708-8250

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Item 5.07 Submission of Matters to a Vote of Security Holders

Muscle Maker, Inc. (the “Company”) held its Annual Meeting on October 28, 2019. Of the 11,810,183 shares of Common Stock outstanding on September 23, 2019, the record date, 7,885,473 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Elect eight directors until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The eight directors receiving the highest vote were appointed to the board. The following Directors were elected to the board.

	For	Withheld
Kevin Mohan	7,842,890	42,583
Noel DeWinter	7,725,141	160,332
A.B. Southall III	7,725,141	160,332
Paul Menchik	7,725,141	160,332
John Marques	7,725,141	160,332
Peter Petrosian	7,725,141	160,332
Omprakash Vajinapalli	7,762,550	122,923
Jeff Carl	7,725,141	160,332

(2) Ratify the appointment of Marcum, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. This matter was determined based on majority of the shares cast.

For	Against	Abstain
7,845,611	14,276	25,586

(3) Approve the change of the corporate domicile from California to Nevada. This matter was determined based on majority of the shares outstanding.

For	Against	Abstain
7,842,743	7,752	34,978

(4) Approve the adoption of the 2019 Equity Incentive Plan. This matter was determined based on majority of the shares cast.

For	Against	Abstain
7,438,900	250,650	195,923

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	October 29, 2019
Burleson, Texas